                                                                     EXHIBIT 28B


                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                              First USA Bank, N.A.

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1995-M
                                 April 12, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-M Supplement dated as of April 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the April 17, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.   Information Regarding the Current Distribution (Stated on the Basis of
     $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A Certificateholders on
          the Payment Date per $1,000 interest.                                                     $5.723

     2.   The amount of the distribution set forth in paragraph 1 above in
          respect of principal on the Class A Certificates, per $1,000 interest                     $0.000

     3.   The amount of the distribution set forth in paragraph 1 above in
          respect of interest on the Class A Certificates, per $1,000 interest                      $5.723

B.   Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Investor Certificates of all Series                  $458,217,368.08

     b.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Series 1995-M Certificates                            $10,884,615.68

     c.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Class A Certificates                                   $9,524,038.71

     d.   The amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in
          respect of the Class A Certificates, per $1,000 interest                                 $19.048

     e.   The amount of Excess Spread for the Due Period with respect to the
          current Distribution Date                                                          $3,813,517.62

     f.   The amount of Reallocated Principal Collections for the Due Period
          with respect to the current Distribution Date allocated in respect of
          the Class A Certificates                                                                   $0.00

     g.   The amount of Excess Finance Charge Collections allocated in respect
          of the Series 1995-M Certificates, if any                                                  $0.00


                                                                  Series  1995-M


     h.   The amount of Excess Principal Collections allocated in respect of the
          Series 1995-M Certificates, if any                                                                    $0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due Period with respect to the current
          Distribution Date (which reflects the Principal Receivables represented by the
          Exchangeable Seller's Certificate and by the Investor Certificates of all Series)        $14,726,951,826.41

     b.   The amount of Principal Receivables in the Trust represented by the Series 1995-M
          Certificates  (the "Invested Amount") for the Due Period with respect to the
          current Distribution Date                                                                   $571,428,572.00

     c.   The amount of Principal Receivables in the Trust represented by the Class A
          Certificates (the "Class A Invested Amount") for the Due Period with respect to the
          current Distribution Date                                                                   $500,000,000.00

     d.   The Invested Percentage with respect to Finance Charge Receivables (including
          Interchange) and Defaulted Receivables for the Series 1995-M Certificates for
          the Due Period with respect to the current Distribution Date                                          3.880%

     e.   The Invested Percentage with respect to Principal Receivables for the Series 1995-M
          Certificates for the Due Period with respect to the current Distribution Date                         3.880%

     f.   The Class A Floating Percentage for the Due Period with respect to the current
          Distribution Date                                                                                    87.500%

     g.   The Class A Principal Percentage for the Due Period with respect to the current
          Distribution Date                                                                                    87.500%

     h.   The Collateral Floating Percentage for the Due Period with respect to the current
          Distribution Date                                                                                    12.500%

     i.   The Collateral Principal Percentage for the Due Period with respect to the current
          Distribution Date                                                                                    12.500%

     3.   Delinquent Balances
     ------------------------

          The  aggregate  amount  of  outstanding   balances  in  the Accounts  which were
          30 or more days  delinquent  as of the end of the Due Period for the current
          Distribution Date                                                                           $712,162,803.66

     4.   Investor Default Amount
     ----------------------------

     a.   The aggregate amount of all Defaulted  Receivables written off as uncollectible during the Due Period with respect to the  current  Distribution  Date  allocable to the Series 1995-M Certificates (the "Investor Default Amount")

          1.  Investor Default Amount                                                                   $4,674,664.79
          2.  Recoveries                                                                                  $256,543.19
          3.  Net Default Receivables                                                                   $4,418,121.60


                                                                  Series  1995-M

     b.  The Class A Investor Default Amount

         1.  Investor Default Amount                                                                     $4,090,331.69
         2.  Recoveries                                                                                    $224,475.29
         3.  Net Default Receivables                                                                     $3,865,856.40

     c.  The Collateral Investor Default Amount

         1.  Investor Default Amount                                                                       $584,333.10
         2.  Recoveries                                                                                     $32,067.90
         3.  Net Default Receivables                                                                       $552,265.20

     5.  Investor Charge-offs.
     -------------------------

     a.  The amount of the Class A Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Investor Charge-Offs for the Due Period with
         respect to the current Distribution Date                                                                $0.00

     b.  The amount  attributable to Class A Investor  Charge-Offs, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested
         Amount as of the end of the day on the Record Date with respect to the
         current Distribution Date                                                                               $0.00

     c.  The amount of the Collateral Charge-Offs,if any, for the Due Period with respect
         to the current Distribution Date                                                                        $0.00

     6.  Monthly Servicing Fee
     -------------------------

     a.  The amount of the Monthly Servicing Fee payable from available funds by the Trust to
         the Servicer with respect to the current Distribution Date                                        $119,047.62

     b.  The amount of the Interchange Monthly Servicing Fee payable to the Servicer
         with respect to the current Distribution Date                                                     $595,238.10

     7.  Available Cash Collateral Amount
     ------------------------------------

     a   The amount, if any, withdrawn from the Cash Collateral Account for the current
         Distribution Date (the "Withdrawal Amount")                                                             $0.00

     b.  The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date
         (the "Available Cash Collateral Amount" for the next Distribution Date)                         $5,714,286.00

     c.  The amount as computed in 7.b as a percentage of the Class A Invested Amount after giving effect to all reductions thereof  on the current Distribution
         Date                                                                                                    1.143%

     8.  Collateral Invested Amount
     ------------------------------

     a.  The Collateral Invested Amount for the current  Distribution Date                              $71,428,572.00

     b.  The Collateral Invested Amount after giving effect to all withdrawals, deposits,
         and payments on the current Distribution Date                                                  $71,428,572.00



     9.  Total Enhancement                                                                              Series  1995-M
     ---------------------

     a.  The total Enhancement for the current Distribution Date                                        $77,142,858.00

     b.  The total Enhancement after giving effect to all withdrawals, depostis
         and payments on the current Distribution Date                                                  $77,142,858.00

C.   The Pool Factor
-------------------

         The Pool Factor (which  represents  the ratio of the Class A
         Invested  Amount on the last day of the month  ending on the
         Record Date  adjusted for Class A Investor  Charge-Offs  set forth in B.5.a above and for the  distributions of principal set  forth in A.2  above  to the  Class A  Initial  Invested
         Amount).  The  amount of a Class A  Certificateholder's  pro rata share of the Class A Invested  Amount can be determined by multiplying the original denomination of the holder's
         Class A Certificate by the Pool Factor                                                           100.00000000%

D.   Deficit Controlled Amortization Amount
-------------------------------------------

     1.  The Deficit Controlled Amortization Amount for the preceding Due Period                                 $0.00


CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page








                                                    First USA Bank, N.A.
                                                    Servicer




                                                    By: /s/ Tracie Klein
                                                       -------------------------
                                                            TRACIE KLEIN
                                                    Title:  FIRST VICE PRESIDENT